Exhibit 10.17

Amendment to Materials Extraction Agreement

This Amendment to Materials Extraction Agreement (this “Amendment”) is entered into and effective as of October 6th, 2021 (“Effective Date”), by and between Purebase Corporation (“Purebase”), a corporation organized under the laws of the State of Nevada with offices located at 8631 State Highway 124, P.O. Box 757, lone, California 95640 and US Mine, LLC (“US Mine”), a California limited liability company with offices located at 8625 State Highway 124, lone, P.O. Box 580 California 95640. Purebase and US Mine are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS effective as of May 27, 2021, the parties executed and delivered a Materials Extraction Agreement (the “Agreement”) with respect to the acquisition by Purebase of certain rights to construct a Metakaolin Plant and to process Materials (capitalized terms used in this Amendment not otherwise defined shall have the meanings ascribed to such terms in the Agreement), and

WHEREAS, the Parties desire to amend the Agreement on the terms and provisions contained herein.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

TERMS

1. Incorporation of Recitals. The Recitals set forth above are a material part of this Amendment and are incorporated herein by this reference.

2. Purchase Price. Section 2 of the Agreement shall be deleted in its entirety and replaced with the following:

“In consideration for the Mining Activities, Purebase shall grant US Mine an option to purchase an aggregate of 116,000,000 shares of common stock of Purebase (the “Option Shares”). The right to purchase the Option Shares shall vest as follows:

(i)	58,000,000 of the Option Shares shall vest six months after the Effective Date on April 6th, 2022;

(ii)	29,000,000 of the Option Shares shall vest twelve months after the Effective Date on October 6th, 2022; and

(iii)	29,000,000 of the Option Shares shall vest on April 6th, 2023.

The exercise price per Option Share shall be $0.38, the closing price of a share of common stock on the date hereof. Payment shall be made by US Mine in cash for each exercise, and US Mine shall have the right to exercise the options until April 6th, 2028. All the terms of the option grant shall be governed by the issuance of a stock option agreement, in the form attached hereto as Exhibit A (the “Option Agreement”).

3.	Promissory Note. The Parties agree and acknowledge that the Note is hereby terminated in its entirety and shall have no further force and effect.

4.	Amendment. Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect and are hereby in all respects ratified and affirmed. All references to the Agreement hereafter shall be deemed to refer to the Agreement, as amended by this Amendment.

5.	Miscellaneous Provisions.

(a) Binding Effect. This Amendment is binding upon, and inures to the benefit of, each Party hereto and its directors, officers, employees, agents, representatives, affiliates, assigns, and successors.

(b) Non-Waiver. Neither Party shall be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by that Party, and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

(c) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of the Amendment will continue in full force and effect without being impaired or invalidated in any way and will be construed in accordance with the purposes and intent of this Amendment as set forth by the Parties.

(d) Interpretation. Each Party acknowledges that it has participated in the drafting of this Amendment, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in connection with the construction or interpretation of this Amendment.

(e) Opportunity to Consult Counsel. Each Party represents to the other that it has had an opportunity to have this Amendment reviewed by legal counsel of its choosing and has done so to its satisfaction, that it has had a full opportunity to review the terms of this Amendment, that it fully understands the legal effect of each provision of this Amendment, and that it has willingly consented to the terms of this Amendment.

(f) Further Acts. Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Amendment.

(g) Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of California, excluding any choice of law provisions.

(h) Jurisdiction; Venue. Any action taken to enforce this Amendment shall be maintained in the Superior Court of Amador County, California. The parties expressly consent to the jurisdiction of said court and agree that said court shall be a proper venue for any such action.

(i) Mutual Representations. Each Party hereby represents and warrants to the other: that it has full corporate power and authority and is duly authorized under applicable law, its articles of incorporation and its by-laws, to own its properties and to conduct its business as presently conducted and as herein contemplated, and to enter into and perform this Amendment in accordance with the terms hereof; and that neither such entering into nor such performance violates or will violate such articles of incorporation or by-laws or any agreement or other instrument, or any federal, state or local law, regulation or ordinance applicable to such Party or by which it is bound. Purebase acknowledges that certain members of its board of directors hold an ownership interest in each Party and as a result have a personal financial interest in the transaction contemplated by this Amendment. Purebase has obtained the approval or unanimous consent of the transactions contemplated by this Amendment from its disinterested directors, each of whom have been fully advised of and provided with the details concerning the nature of the common ownership and personal interests of the interested directors in accordance with Section 78.140 of the Nevada Revised Statutes.

(j) Modifications Must Be Made in Writing. This Amendment may not be modified, altered, or changed in any manner whatsoever except by a written instrument duly executed by authorized representatives of the Parties.

(k) Counterparts. This Amendment may be executed in two or more counterparts, each of which is an original, but all of which together will be deemed to be one and the same instrument. Electronically reproduced and/or transmitted signatures are equivalent to original signatures for all purposes hereof.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

US MINE, LLC

By:	/s/ John Bremer
Name:	John Bremer
Its:	Member

PUREBASE CORP.

By:	/s/ A. Scott Dockter
Name:	A. Scott Dockter
Its:	Chairman, CEO

EXHIBIT A

OPTION AGREEMENT